                                                                 EXHIBIT 12 (b)


                          DORAL FINANCIAL CORPORATION
                      COMPUTATION OF RATIO OF EARNINGS TO
                FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS

                                                                                     YEAR ENDED DECEMBER 31,
                                                                     ------------------------------------------------------
                                                                       2002       2001       2000        1999        1998
                                                                     --------   --------   --------    --------    --------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                       $260,976   $158,260   $ 96,152    $ 76,613    $ 59,839
  Plus:
     Fixed Charges (excluding capitalized interest)                   265,657    274,052    285,275     163,269     115,894
                                                                     --------   --------   --------    --------    --------

TOTAL EARNINGS                                                       $526,633   $432,312   $381,427    $239,882    $175,733
                                                                     ========   ========   ========    ========    ========

FIXED CHARGES:
     Interest expensed and capitalized                               $261,827   $274,851   $283,849    $160,712    $114,396
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                1,351      1,717      1,921       2,286         544
     An estimate of the interest component within rental expense        2,479      2,384      2,034       1,474       1,080
                                                                     --------   --------   --------    --------    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                        265,657    278,952    287,804     164,472     116,020
                                                                     --------   --------   --------    --------    --------

Preferred dividend requirements                                        13,730      9,408      6,806       5,139         676
Ratio of pre tax income to net income                                   1.181      1.100      1.133       1.133       1.133
                                                                     --------   --------   --------    --------    --------

PREFERRED DIVIDEND FACTOR                                              16,215     10,350      7,711       5,821         766
                                                                     --------   --------   --------    --------    --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                $281,872   $289,302   $295,515    $170,293    $116,786
                                                                     ========   ========   ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS     1.87       1.49       1.29        1.41        1.50
                                                                     ========   ========   ========    ========    ========



EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                       $260,976   $158,260   $ 96,152    $ 76,613    $ 59,839
  Plus:
     Fixed Charges (excluding capitalized interest)                   192,888    203,653    223,273     127,485      98,456
                                                                     --------   --------   --------    --------    --------

TOTAL EARNINGS                                                       $453,864   $361,913   $319,425    $204,098    $158,295
                                                                     ========   ========   ========    ========    ========

FIXED CHARGES:
     Interest expensed and capitalized                               $189,058   $204,452   $221,847    $124,928    $ 96,916
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                1,351      1,717      1,921       2,286         544
     An estimate of the interest component within rental expense        2,479      2,384      2,034       1,474       1,080
                                                                     --------   --------   --------    --------    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                        192,888    208,553    225,802     128,688      98,540
                                                                     --------   --------   --------    --------    --------

Preferred dividend requirements                                        13,730      9,408      6,806       5,139         676
Ratio of pre tax income to net income                                   1.181      1.100      1.133       1.133       1.133
                                                                     --------   --------   --------    --------    --------

PREFERRED DIVIDEND FACTOR                                              16,215     10,350      7,711       5,821         766
                                                                     --------   --------   --------    --------    --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                $209,103   $218,903   $233,513    $134,509    $ 99,306
                                                                     ========   ========   ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS     2.17       1.65       1.37        1.52        1.59
                                                                     ========   ========   ========    ========    ========